    Exhibit 99.9

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

CONSONANCE-HFW ACQUISITION CORP.

This proxy is being solicited by the Board of

Directors for the Extraordinary General Meeting of the Shareholders

to be held on August 10, 2021

The shareholder(s) of Consonance-HFW Acquisition Corp. (the “Company”) referenced on the reverse side hereof hereby appoint(s) Gad Soffer and Kevin Livingston, jointly and severally with full power of substitution, as proxies to represent and vote all of the shares of the Company’s ordinary shares the shareholder(s) referenced on the reverse side hereof is entitled to vote at the Extraordinary General Meeting of the Shareholders of the Company to be held online via a live webcast at https://cstproxy.com/consonancehfw/sm2021 on August 10, 2021 at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, on all matters coming before said meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted on “FOR” the proposals listed on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

The Company’s Board of Directors recommends you vote “FOR the following proposals:

For	Against	Abstain

•  Proposal No. 1—The Business Combination Proposal—to approve, as an ordinary resolution, that CHFW’s entry into the Business Combination Agreement, dated as of April 15, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among CHFW, Perseverance Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Surrozen, Inc., a Delaware corporation, which will change its name to Surrozen Operating, Inc. (“Surrozen”).

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•  Proposal No. 2—The Domestication Proposal—to approve, as a special resolution, that CHFW be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (as revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, CHFW be continued and domesticated as a corporation under the laws of the state of Delaware and, conditional upon, and with effect from, the registration of CHFW as a corporation in the State of Delaware, the name of CHFW be changed from “Consonance-HFW Acquisition” to “Surrozen, Inc.” (the “Domestication”). “New Surrozen” refers to CHFW after giving effect to the consummation of the Domestication and the Business Combination.

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•  Proposal No. 3—New Organizational Documents Proposal—to approve, as a special resolution, that the Proposed Certificate of Incorporation and the Proposed Bylaws, copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively, be approved as the certificate of incorporation and bylaws, respectively, of New Surrozen, effective upon the effectiveness of the Domestication.

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•  Proposal No. 4—Governing Documents Proposals—to approve, on an advisory, non-binding basis, upon the following four (4) separate resolutions to approve that, upon the Domestication, the Existing Governing Documents be replaced in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Proposed Certificate of Incorporation”) and the proposed new bylaws, a copy of which is attached to the proxy statement/prospectus as Annex D (the “Proposed Bylaws”) of “Surrozen, Inc.” upon the Domestication (such proposals, collectively, the “Governing Documents Proposals”):

•  Proposal No. 4—Governing Documents Proposal A— to approve, as an ordinary resolution, that the change in the authorized share capital of CHFW from (i) 350,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 150,000,000 Class B ordinary shares, par value $0.0001 per share and (iii) 1,000,000 preference shares, par value $0.0001 per share, to (a) 500,000,000 shares of common stock, par value $0.0001 per share, of New Surrozen and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Surrozen be approved.

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•  Proposal No. 4—Governing Documents Proposal B—to approve, as a special resolution, that the authorization to the New Surrozen Board to issue any or all shares of New Surrozen Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Surrozen Board and as may be permitted by the Delaware General Corporation Law be approved.

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•  Proposal No. 4—Governing Documents Proposal C—to approve, as a special resolution, that the removal of the ability of New Surrozen stockholders to take action by written consent in lieu of a meeting be approved.

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For	Against	Abstain

•  Proposal No. 4—Governing Documents Proposal D—to approve, as a special resolution, that the replacement of the Existing Governing Documents be approved and that all other immaterial changes necessary or, as mutually agreed in good faith by CHFW and Surrozen, desirable in connection with the replacement of Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively), including (i) changing the post-Business Combination corporate name from “Consonance-HFW Acquisition Corp.” to “Surrozen, Inc.” (which is expected to occur upon the consummation of the Domestication), (ii) making New Surrozen’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and federal district courts of the United States of America as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved.

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•  Proposal No. 5—The Share Issuance Proposal—to approve, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of shares of New Surrozen Common Stock in the Merger and in the PIPE Financing be approved.

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•  Proposal No. 6—The Incentive Award Plan Proposal—to approve, as an ordinary resolution, that the Surrozen, Inc. 2021 Equity Incentive Plan a copy of which is attached to the proxy statement/prospectus as Annex J, be adopted and approved.

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•  Proposal No. 7—The Employee Stock Purchase Plan Proposal—to approve, as an ordinary resolution, that the Surrozen, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex K, be adopted and approved.

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•  Proposal No. 8—The Adjournment Proposal—to approve, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to CHFW shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient CHFW ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (B) in order to solicit additional proxies from CHFW shareholders in favor of one or more of the proposals at the extraordinary general meeting or (C) if CHFW shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by CHFW from the trust account in connection with the Business Combination, together with aggregate gross proceeds from the PIPE Financing, equal no less than $100,000,000 after deducting certain of CHFW’s unpaid expenses and liabilities would not be satisfied, at the extraordinary general meeting be approved.

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The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) on items 1, 2, 3, 4, 5, 6, 7 and 8 above. If this card contains no specific voting instructions, the shares will be voted FOR all proposals

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF EXTRAORDINARY GENERAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID PROXIES MAY DO BY VIRTUE HEREOF.

Signature	Date	Signature (if held jointly)

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.